UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2025

HEARTSCIENCES INC.

(Exact name of registrant as specified in its charter)

Texas	001-41422	26-1344466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360

Southlake, Texas 76092

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (682) 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	HSCS	The Nasdaq Stock Market LLC
Warrants to purchase common stock	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on September 18, 2023, the Company entered into an Equity Distribution Agreement (the “Original EDA”), with Maxim Group LLC (“Maxim Group”) as sales agent (the “Sales Agent”), as amended on November 9, 2023 and November 17, 2023 (the “Amendments to the EDA”), pursuant to which the Company may offer and sell, from time to time, up to $15,000,000 of shares of its common stock, $0.001 par value per share (the “Common Stock”), in an “at the market” offering (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”)).

On August 3, 2025, the Company entered into Amendment No. 3 to the Original EDA (the “Third Amended EDA” and, collectively with the Amendments to the EDA, the “EDA”) with Maxim Group pursuant to which the Company may offer and sell, from time to time, up to $25,000,000 of shares of Common Stock and the parties further agreed that Maxim will be entitled to compensation at a commission rate equal to 4.0% of the gross sales price per share sold pursuant to the EDA up to a maximum of $11,036,310 in gross proceeds to the Company, and 3.0% of the gross sales price per share sold pursuant to the EDA from any gross proceeds to the Company in excess of such amount; provided, however, that in no event will the Company issue or sell through the Sales Agent such number of shares of Common Stock that would cause the Company or the offering of its shares of Common Stock to not satisfy the eligibility and transaction requirements for use of Form S-3 (including General Instruction I.B.6 of Form S-3). As of July 31, 2025, the aggregate market value of the Company’s outstanding shares of Common Stock held by non-affiliates was $14,737,609, which was calculated based on 2,276,253 outstanding shares of Common Stock held by non-affiliates on July 31, 2025 and a price per share of $5.73, which was the closing price of the Common Stock on July 10, 2025 and is the highest closing sale price of Common Stock on the Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of the Company’s voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of the Company’s outstanding ordinary shares held by non-affiliates is less than $75 million. During the 12 calendar months prior to and including the date of this Current Report on Form 8-K, the Company has not sold any shares of Common Stock pursuant to General Instruction I.B.6 of Form S-3.

The shares of Common Stock issuable pursuant to the EDA have been registered under the Securities Act, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-274554) (the “Registration Statement”), which was declared effective by the SEC on September 28, 2023, and will be issued and sold pursuant to the at the market offering prospectus contained therein, as amended and supplemented by the prospectus supplement dated August 3, 2025 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on August 4, 2025, and as it may be further amended and supplement from time to time.

The foregoing description of the EDA does not purport to be complete and is qualified in its entirety by reference to the complete text of the Original EDA and the Amendments to the EDA, which are filed as an exhibits 1.1, 1.2 and 1.3, respectively, to this Current Report on Form 8-K (this “Current Report”), and the Third Amended EDA which is filed as Exhibit 1.4 to this Current, and are incorporated herein by reference. The legal opinion of Foley Shechter Ablovatskiy LLP, counsel to the Company, relating to the validity of the additional shares of Common Stock being offered pursuant to the EDA is filed as Exhibit 5.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated September 18, 2023 between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 22, 2023).

1.2	Amendment No. 1 to Equity Distribution Agreement dated November 9, 2023 between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 13, 2023).

1.3	Amendment No. 2 to Equity Distribution Agreement dated November 17, 2023 between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2023).

1.4*	Amendment No. 3 to Equity Distribution Agreement dated August 3, 2025 between the Company and Maxim Group LLC

5.1*	Opinion of Foley Shechter Ablovatskiy LLP

23.1*	Consent of Foley Shechter Ablovatskiy LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

	By:	/s/ Andrew Simpson
Date: August 4, 2025	Name:	Andrew Simpson
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

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